UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2023

Axcelis Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30941	34-1818596
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

108 Cherry Hill Drive, Beverly, Massachusetts	01915
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 787-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ACLS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Chief Financial Officer Transition. Effective upon the commencement of employment of James Coogan as discussed in paragraph (c) below, Axcelis Technologies, Inc.’s (the “Company”) Executive Vice President and Chief Financial Officer, Kevin J. Brewer, will resign as Chief Financial Officer and change his title to Executive Vice President, Finance and Operations. Mr. Brewer will continue to manage the Company’s manufacturing operations and will support the transition of the Company’s finance function to Mr. Coogan, until Mr. Brewer’s planned retirement at year-end 2023. Mr. Brewer will serve as a Senior Advisor to the Company during 2024.

(c) Appointment of Chief Financial Officer. On September 5, 2023, the Company announced that its Board of Directors appointed James Coogan, age 42, as the Company’s Executive Vice President and Chief Financial Officer, effective upon the commencement of Mr. Coogan’s full-time employment with the Company expected in October 2023 (the “Effective Date”). Mr. Coogan will serve as the Company’s principal financial officer and its principal accounting officer, effective as of the Effective Date.

Until August 28, 2023, Mr. Coogan served as Senior Vice President, Chief Financial Officer at Kaman Corporation, a leading provider of aerospace and defense products. Since joining Kaman Corporation in 2008, Mr. Coogan held various management positions, including Vice President, Investor Relations and Corporate Development, Assistant Vice President, External Reporting and SEC Compliance, and Director, External Reporting and SEC Compliance. Prior to his tenure at Kaman Corporation, Mr. Coogan held several financial management roles at Ann Taylor Stores Corporation and Mohegan Tribal Gaming Authority. Mr. Coogan was previously a Senior Associate at PricewaterhouseCoopers. Mr. Coogan holds an MBA in Sustainability from the Yale School of Management and M.S. and B.S. degrees in Accounting from the University of Connecticut.

Upon the Effective Date, Mr. Coogan’s annual base salary will be $485,000 and he will be eligible to earn a cash incentive under the 2023 Axcelis Management Incentive Plan for a target amount equal to 70% of his base salary in 2023. Mr. Coogan will receive an equity grant under the Company’s 2023 annual equity program valued at $1,000,000, with a grant date anticipated on October 15, 2023. As with all other executive officers, the Company will enter into the following agreements with Mr. Coogan: (i) an Executive Separation Pay Agreement, the form of which was filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2019; (ii) a Change of Control Agreement in the form filed as Exhibit 10.6 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2016; and (iii) an Indemnification Agreement in the form filed as Exhibit 10.4 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

There are no arrangements or understandings between Mr. Coogan and any other person pursuant to which he was selected as an officer, and there are no family relationships between Mr. Coogan and any of the Company’s directors or executive officers. Mr. Coogan has no direct or indirect material interest in any existing or currently proposed transaction that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 5, 2023	Axcelis Technologies, Inc.

	By:	/s/ Lynnette C. Fallon
Lynnette C. Fallon
Executive Vice President HR/Legal and General Counsel